UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2009

infoGROUP Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34298 (Commission File Number)	47-0751545 (IRS Employer Identification No.)

5711 South 86th Circle
Omaha, Nebraska		68127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 593-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Resignation of Elliot S. Kaplan as Director
As previously disclosed in the Company’s Current Report on Form 8-K filed on August 20, 2008, the Board of Directors (the “Board”) of the Company entered into a settlement agreement with the parties named in the consolidated complaint In re infoUSA, Inc. Shareholders Litigation , Consol. Civil Action No. 1956-CC (Del. Ch.). As part of that settlement agreement, Elliot S. Kaplan, then a director of the Company, agreed to voluntarily step down as a director of the Company at the earlier of (a) the Company’s 2009 annual meeting of shareholders, or (b) June 30, 2009. As the Company has not yet held its 2009 annual meeting of shareholders, Mr. Kaplan’s voluntary departure from the Board of Directors was effective on June 30, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

infoGROUP Inc.
By:	/s/ Thomas J. McCusker
Thomas J. McCusker
Secretary and Executive Vice President for Business Conduct and General Counsel

Date: July 1, 2009